UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 5, 2007

SYNTHETIC FIXED-INCOME SECURITIES, INC.
ON BEHALF OF:
STRATS(SM) TRUST FOR GOLDMAN SACHS CAPITAL I
SECURITIES, SERIES 2005-3
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(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-111858-15 001-32633	52-2316339
(State or Other Jurisdiction of Incorporation)	(Commission Number)	(I.R.S. Employer Identification No.)

Synthetic Fixed-Income Securities, Inc. 301 South College Charlotte, North Carolina	28288
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (704) 383-7727
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The STRATS(SM) TRUST FOR GOLDMAN SACHS CAPITAL I SECURITIES, SERIES 2005-3, which we refer to herein as the “Trust,” was formed pursuant to the Base Trust Agreement, dated as of September 26, 2003, between Synthetic Fixed-Income Securities, Inc., as depositor, and U.S. Bank Trust National Association, as trustee and securities intermediary, as supplemented by the STRATS(SM) Certificates Series Supplement 2005-3 in respect of the Trust dated as of September 30, 2005 (the “Series Supplement”).

Item 8.01. Other Events

On October 5, 2007, Synthetic Fixed-Income Securities, Inc. surrendered 5478 STRATS(SM) Certificates, Series 2005-3 held by it having an aggregate stated amount equal to $5,478,000 to the Trust in exchange for a distribution of Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034, having a principal balance equal to $5,478,000 in accordance with the optional exchange provisions of Section 39 of the Series Supplement.

After giving effect to the above exchange of Certificates, as of the close of business on October 5, 2007, $33,193,000 aggregate principal amount of Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034 are held by the Trust, and 33,193 Certificates representing $33,193,000 aggregate Certificate Principal Balance are outstanding.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthetic Fixed-Income Securities, Inc.

By:	/s/ Jimmy Whang
Name:	Jimmy Whang
Title:	Director

Date:  June 5, 2007